Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140286) and Form S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778 and No. 333-172289) of Nexxus Lighting, Inc. of our report dated March 25, 2011, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Nexxus Lighting, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Charlotte, North Carolina

March 25, 2011